UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

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Eversource Energy

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EVERSOURCE ENERGY

April 3, 2025

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 1, 2025

EXPLANATORY NOTE

This supplement (the “Supplement”) to the definitive proxy statement filed by Eversource Energy (the “Company”) with the Securities and Exchange Commission on March 21, 2025 (the “Proxy Statement”) relating to the Company’s annual meeting to be held at 10:30AM, Eastern Time, on Thursday, May 1, 2025 (the “Annual Meeting”) is being filed solely to correct inadvertent errors in our Questions and Answers About the Annual Meeting and Voting (“Q&A”). This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on the Company’s website at www.eversource.com on or about April 3, 2025.

Except as specifically supplemented by the information contained below, all information set forth in the Proxy Statement remains unchanged.

The answer to “What Am I Voting On?” in the Q&A section on page 88 of the Proxy Statement is amended and restated to read as follows:

A: The Board of Trustees of Eversource Energy is asking you to vote on five separate items, as summarized in the following table:

Item	Board Recommendation	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes	Discussion Beginning on Page
Election of Trustees (Item 1)	FOR All Nominees	Majority of all common shares issued and outstanding	Against	Against	7
Advisory vote on executive compensation (Item 2)	FOR	Majority of votes cast	No effect	No effect	78
Ratify Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Item 3)	FOR	Majority of votes cast	No effect	Not applicable	80
Amendments to the Declaration of Trust (Item 4)	FOR	Two-thirds of all common shares issued and outstanding	Against	Against	83
Shareholder Proposal Regarding Independent Chairman of the Board (Item 5)	AGAINST	Majority of votes cast	No effect	No effect	84

The answer to “What Constitutes a Quorum and How Are Votes Counted?” in the Q&A section on page 89 of the Proxy Statement is amended and restated to read as follows:

A: To conduct business at the Annual Meeting, a quorum consisting of a majority of all common shares issued and outstanding and entitled to vote must be present in person or represented by proxy.

Representatives of Computershare Investor Services (Computershare), the Company’s Registrar and Transfer Agent, will count the votes. In determining whether we have a quorum, Computershare counts all properly submitted proxies and ballots as present and entitled to vote. Because the election of each Trustee requires the affirmative vote of at least a majority of the common shares outstanding as of the record date, broker non-votes and abstentions with respect to a particular Trustee nominee will have the same effect as a vote against such Trustee nominee. Because the approval of the proposed amendments to our Declaration of Trust to eliminate supermajority voting requirements and allow virtual annual meetings of shareholders requires the affirmative vote of at least two-thirds of the common shares outstanding as of the record date, broker non-votes and abstentions with respect to the item will have the same effect as a vote against the item. Broker non-votes and abstentions are not considered votes cast and will not affect the non-binding advisory “Say-on-Pay” item or the shareholder proposal item. Abstentions are not considered votes cast and will not be counted for or against the item to ratify the selection of Deloitte & Touche LLP.

The answer to “What Are Broker Non-Votes?” in the Q&A section on page 89 of the Proxy Statement is amended and restated to read as follows:

A: Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” For our Annual Meeting, this means that absent voting instructions, brokers are not permitted to vote on the election of Trustees, the non-binding advisory “Say-on-Pay” item, the proposed amendments to our Declaration of Trust item and the shareholder proposal. If your shares are held by a broker and you wish to vote on those items, you should complete the voting instruction card you receive from the broker or request one from the broker as necessary. You will also be able to vote these shares by Internet or telephone. A broker may vote on the ratification of the selection of our independent registered public accounting firm if the shareholder does not give instructions.

This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. If you have already voted your shares or submitted your proxy, you do not need to take any action unless you wish to change your vote.